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                                                                  EXHIBIT 10.19A

                                    As of May 1, 1995


Keane, Inc.
Ten City Square
Boston, MA 02125

Attention: Wallace A. Cataldo, Vice President - Finance

Ladies and Gentlemen:

     Shawmut Bank, N.A. (the "Bank") understands that Keane, Inc. (the "Borrower") may from time to time request advances in an aggregate principal amount of up to $10,000,000 at any one time outstanding.

     The Bank, in its sole discretion, shall consider requests for advances hereunder from the date hereof until April 30, 1996 (the "Termination Date"), provided that (a) the Bank has determined that money market conditions are favorable for it to acquire loan assets, (b) the Bank continues to be satisfied with the Borrower's management, business and financial condition and has received its most current quarterly and annual financial statements and any other financial information regarding the Borrower which the Bank shall reasonably request from time to time, and (c) the Borrower maintains a satisfactory relationship with the Bank.

     In the event that the Bank agrees to make an advance pursuant to any such request by the Borrower, any such advance shall be payable on demand and evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form appended to this letter (the "Note") and be subject to the conditions therein contained, and such Note shall be accompanied by such other documentation in form and substance satisfactory to the Bank.

     In order to expedite future requests for advances, we have enclosed a Note to be executed by a duly authorized officer of the Borrower and returned to the Bank. The Bank may treat all signatures on the Note as genuine. The principal amount set forth in the note is specified solely to expedite any advances as the Bank may choose to make and is not a credit line. The Borrower may request advances by telephone or in writing and the Bank may treat all requests purported to be made on behalf of the Borrower to be duly authorized.

     Any advance by the Bank hereunder shall be within the sole and absolute discretion of the Bank. Neither this letter nor the Note constitutes a commitment or in any way obligates the Bank to lend to the Borrower or to continue any credit or loans to the Borrower and this letter is subject to cancellation by the Bank in its sole discretion at any time without prior notice. All amounts advanced by the Bank shall be payable on demand.

     The Borrower by its acceptance of any advance hereunder represents and warrants to the Bank that its making and performance hereof and making of borrowings hereunder have been duly authorized by all necessary corporate actions and not and will not violate any provision of its corporate charter, any law or any contract, and that it will not use any proceeds of such advance in violation of Federal Reserve Board Regulation U or any other law or regulation.

     As long as this letter may remain in effect, the Borrower will not issue evidences of indebtedness for borrowed money or create, assume, become contingently liable for, or suffer to exist, any indebtedness for borrowed money in addition to indebtedness to the Bank, indebtedness to The First National Bank of Boston up to an aggregate amount not exceeding $10 million and other indebtedness up to an aggregate amount not exceeding $10 million.
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     As long as this letter may remain in effect, the Borrower will not grant or suffer to exist any mortgage, pledge, security interest, lien, charge or encumbrance with respect to any of its accounts or other rights to payment for goods sold or leased or for services rendered, whether now owned or hereafter acquired, or subject any of its accounts or other rights to payment for goods sold or leased or for services rendered to the prior payment of any indebtedness for borrowed money, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness for borrowed money.

     This letter is solely for the information of the Borrower and is not be shown to or relied upon by third parties.

     This letter constitutes the entire understanding between the Bank and the Borrower on the subject covered hereby.

     This letter shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts. Please evidence your agreement and your acceptance to the terms hereof by signing and returning the enclosed copy hereof together with the executed Note, whereupon this letter shall become effective.

                                           Very truly yours,

                                           SHAWMUT BANK, N.A.


                                           By:_________________________________
                                             Keith J. Collar
                                             Vice President


                                           Agreed to and accepted:

                                           KEANE, INC.


                                           By:_________________________________
                                             Wallace A. Cataldo
                                             Vice President - Finance

                                           Witness:____________________________

                      DEMAND MONEY MARKET PROMISSORY NOTE


$10,000,000                                              Date: As of May 1, 1995


     ON DEMAND FOR VALUE RECEIVED, KEANE, INC. (the "Borrower"), a Massachusetts corporation, hereby promises to pay to the order of Shawmut Bank, N.A. (the "Bank") at the office of the Bank at One Federal Street, Boston, Massachusetts 02211 or at such other address as the holder hereof may designate, the principal sum of TEN MILLION DOLLARS ($10,000,000), or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, whichever is less, in lawful money of the United States and to pay interest on each advance as set forth below and to pay all taxes levied or assessed upon said advances against any holder of this Note and to pay all costs, including reasonable attorneys' fees, costs relating to the appraisal and/or valuation of assets and all costs incurred in the collection, defense, preservation, administration, enforcement or protection of this Note or in any guaranty or endorsement of this Note, or in any litigation arising out of the transactions of which this Note or any guaranty or endorsement of this Note is a part. All payments shall be applied first to the payment of interest on the unpaid advances due under this Note and the balance on account of the principal due under this Note.

     This Note has been executed and delivered subject to the following terms and conditions:

     (1) ADVANCES. This is not a commitment to make advances and the Bank may refuse, in its sole discretion, to make any advances requested by the Borrower. The making of an advance (each an "Advance"), at any time, shall not be deemed a waiver of, or consent, agreement or commitment by the Bank to the making of any future Advance to the Borrower. If any Advance is made, the Bank may, at its option, record on the books and records of the Bank or endorse on Schedule I hereto, an appropriate notation evidencing any advance, the interest rate applicable to such Advance, each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Bank to maintain such records or make such notations and agrees that the amount shown on the books and records or on said Schedule 1, as applicable, as outstanding from time to time shall constitute the amount owing to the Bank pursuant to this Note, absent manifest error. In the event the amount shown on Schedule I conflicts with the amount noted as due pursuant to the books and records of the Bank, the books and records of the Bank shall control the disposition of the conflict.

     (2) REPAYMENT OF ADVANCES. The Borrower shall repay the aggregate unpaid principal amount of all Advances made by the Bank at the earlier of the date demand is made or April 30, 1996 (as such date may be extended, in writing from time to time, in the Bank's sole and absolute discretion, the "Termination Date"). The Borrower and any endorser or guarantor of this Note acknowledges and agrees that the Bank may make demand for payment of any Advance at any time but, if not sooner demanded, demand shall be deemed made on the Termination Date. The Bank is hereby authorized (but not required) to charge principal and interest due on this Note and all other amounts due hereunder to any account of the Borrower when and as it becomes due.

     (3)  INTEREST RATE; ADDITIONAL CHARGES; FEE.

          (a) The Bank shall notify the Borrower of the interest rate applicable to each Advance. Interest on each Advance shall be payable when and as billed and upon payment of such Advance. Upon the failure to pay any Advance on demand (by acceleration or otherwise as herein provided) or after
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judgment has been rendered on this Note, the unpaid principal balance of all
Advances shall, at the option of the Bank, bear interest at a rate which is four
(4) percentage points per annum greater than the Base Rate. As used herein, the term "Base Rate" shall mean the interest rate announced by the Bank from time to time as its Base Rate. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind. Interest on this Note shall be computed on the basis of a 360-day year and actual days elapsed.

          (b) If as a result of any change in applicable laws, rules or regulations the Bank shall deem applicable to this Note (including, in each case, any borrowed and any unused portion thereof), any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable to this Note or cause this Note to be included in any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Bank any cost that is attributable to the maintenance thereof, then, and in each such event, the Borrower shall promptly pay the Bank, upon its demand, such amount as will compensate the Bank for any such cost, which determination shall be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to the Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Bank, in an amount determined by the Bank to be necessary to compensate the Bank for any such cost, which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events. The determination by the Bank of the existence and amount of any such additional costs shall, in the absence of manifest error, be conclusive.

          (c) The Borrower agrees to pay to the Bank a review fee equal to $20,000, as billed, for the purpose of defraying the Bank's expense involved in continuing to review the condition of the Borrower and determining whether the Bank will make requested advances to the Borrower.

     (4)  LATE CHARGE.  The Bank may collect a late charge not to exceed five
(5) percent of any installment of interest or principal, or of any other amount due to the Bank which is not paid or reimbursed within fifteen (15) days of the due date thereof to defray the extra cost and expense involved in handling such delinquent payment and the increased risk of non-collection. The minimum late charge shall be $15.00.

     (5) PREPAYMENTS; CHARGES. The Borrower may prepay any Advance at any time in whole or in part without penalty or premium. If, at any time, the aggregate principal amount of all Advances outstanding under this Note shall exceed the maximum amount permitted by this Note, the Borrower shall immediately prepay so much of the outstanding principal balance, together with accrued interest on the portion of principal so prepaid, as shall be necessary in order that the unpaid principal balance, after giving effect to such prepayments, shall not be in excess of the maximum amount permitted by this Note. All such prepayments shall be applied first to the payment of all interest accrued to the date of prepayment and the remainder to the principal balances as instructed by the Borrower.
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     (6)  FINANCIAL STATEMENTS; NOTICE OF DEFAULT.  The Borrower shall deliver to the Bank (a) within forty-five (45) days after close of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as of the close of each quarter and statements of income and cash flows for that portion of the fiscal year-to-date then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during the period, and certified by the president or chief financial officer of the Borrower as accurate, true and complete; (b) within ninety (90) days after the close of each fiscal year of the Borrower, financial statements, including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and cash flows for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and accompanied by a report thereon, containing an opinion, unqualified as to scope, of a firm of independent certified public accountants selected by the Borrower and acceptable to the Bank; (c) simultaneously with the delivery of the financial statements required in paragraph 6(a) and 6(b) above, a Certificate of Compliance certifying that, as at the end of the applicable period, the Borrower is in full compliance with all covenants set forth in this Note and in any document, instrument or agreement governing, evidencing or securing this Note and certified by the president or chief financial officer of the Borrower as accurate, true and complete; and (d) promptly upon the Bank's written request, such other information about the financial condition. business and operations of the Borrower or any Guarantor as the Bank may, from time to time, reasonably request.

     (7) DEMAND; ACCELERATION. All Advances are payable on demand (whether or not scheduled payments have been made), together with accrued interest thereon, at the option of the Bank.

     (8) LIEN AND SET OFF. The Borrower hereby give the Bank a lien and right of set off for all of the Borrower's liabilities and obligations to the Bank upon and against all the deposits, credits, collateral and property of the Borrower and each Guarantor, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Shawmut National Corporation or any successor thereof or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower or any Guarantor even though unmatured.

     (9) WAIVER OF TRIAL BY JURY. THE BANK, THE BORROWER AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK, THE BORROWER OR ANY GUARANTOR IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.

     (10) WAIVERS, BINDING EFFECT, MISCELLANEOUS.

          (a) Except for notice of demand for payment, the Borrower waives presentment, demand, notice, protest, notice of acceptance of this Note, notice of advances made, credit extended, notice of nonpayment or other action taken in reliance hereon. With respect to its liabilities, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments terms and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable.

          (b) The Bank shall not be deemed to have waived any of its rights unless such waiver is in writing and signed by the Bank. This Note is the final, complete and exclusive statement of the terms governing this Note. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank hereunder, under any document, instrument or agreement evidencing, governing or securing this Note or under all applicable laws shall be cumulative and may be exercised singularly or concurrently.

          (c) The provisions of this Note shall bind the successors and assigns of the Borrower and shall inure to the benefit of the Bank, its successors and assigns.

          (d) This Note shall be governed and construed under the laws of the Commonwealth of Massachusetts.

          (e) If any provision of this Note shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected.

     (11) ACKNOWLEDGMENT OF BORROWER. The Borrower acknowledges receipt of a copy of this Note, attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as a sealed instrument.

                                        KEANE, INC.
Witness:


_____________________________           By:_____________________________________
                                           Wallace A. Cataldo, Vice President -
Finance